SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

PS BUSINESS PARKS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF 2007 ANNUAL MEETING OF SHAREHOLDERS
GENERAL INFORMATION
VOTING
CORPORATE GOVERNANCE
PROPOSAL 1
PROPOSAL 2
AUDIT COMMITTEE REPORT
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
REPORT OF THE COMPENSATION COMMITTEE
GRANTS OF PLAN-BASED AWARDS
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION EXERCISES AND STOCK VESTED
PENSION/NONQUALIFIED DEFERRED COMPENSATION PLANS
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
ANNUAL REPORT
DEADLINES FOR RECEIPT OF SHAREHOLDER PROPOSALS FOR CONSIDERATION AT 2008 ANNUAL MEETING
OTHER MATTERS

PS BUSINESS PARKS, INC.
701 Western Avenue
Glendale, California 91201-2349
NOTICE OF 2007 ANNUAL MEETING OF SHAREHOLDERS
     Please take notice that the 2007 Annual Meeting of Stockholders of PS Business Parks, Inc., a California corporation, will be held at the time and place and for the purposes indicated below.

Time and Date:	11:30 a.m., local time, on Monday, April 30, 2007

Place:	The Hilton Glendale, 100 West Glenoaks Boulevard, Glendale, California

Items of Business:	1.	To elect eight directors to serve until the 2008 Annual Meeting of Shareholders and until their successors are elected and qualified;

	2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007; and

	3.	To consider and act upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

Record Date:	You are entitled to vote at the meeting if you were a stockholder of record of PS Business Parks at the close of business on March 23, 2007.

Annual Report:	Our 2006 Annual Report, which includes a copy of our Annual Report on Form 10-K, accompanies this Notice and Proxy Statement.

Voting:	Your vote is very important. To ensure your representation at the meeting, please mark your vote on the enclosed proxy/instruction card, then date, sign and mail the proxy or voting instruction card in the stamped return envelope included with these materials as soon as possible. If provided on your voting instruction card, you may also vote by Internet or telephone. You may revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the accompanying proxy statement.
By Order of the Board of Directors,
Edward A. Stokx, Secretary
April 3, 2007

PS BUSINESS PARKS, INC.
PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
April 30, 2007
GENERAL INFORMATION
     We are providing these proxy materials in connection with the solicitation by the Board of Directors of PS Business Parks, Inc. of proxies to be voted at our 2007 Annual Meeting, and at any adjournment or postponement of the meeting. The proxies will be used at our annual meeting to be held on April 30, 2007 beginning at 11:30 a.m. at the Hilton Glendale, 100 West Glenoaks Boulevard, Glendale, California.
     This proxy statement contains important information regarding our annual meeting. Specifically, it identifies the proposals on which you are being asked to vote, provides information that you may find useful in determining how to vote, and describes voting procedures. We are first mailing this proxy statement and accompanying form of proxy and voting instructions on or about April 9, 2007 to holders of our common stock on March 23, 2007, the record date for our annual meeting. A copy of our Annual Report to Stockholders for the fiscal year ended December 31, 2006, which includes a copy of our Annual Report on Form 10-K, accompanies this proxy statement.
     The purposes of the meeting are (1) to elect eight directors of the Company; (2) to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007; and (3) to consider such other matters as may properly come before the meeting or any adjournment or postponement of the meeting.
     We use several abbreviations in this proxy statement. We refer to PS Business Parks, Inc. as “PS Business Parks”, “we”, “us,” “our” or “the Company,” unless the context indicates otherwise. We refer to our Board of Directors as the “Board.”
VOTING
Who May Attend the Meeting and Vote
     Only holders of record of PS Business Parks common stock at the close of business on the record date of March 23, 2007 will be entitled to vote at the meeting, or at any adjournment or postponement of the meeting. On the record date, PS Business Parks had approximately 21,320,297 shares of common stock issued and outstanding, each of which is entitled to one vote.
     If your shares are held in the name of a bank, broker or other nominee and you plan to attend our annual meeting, you will need to bring proof of ownership, such as a recent bank or brokerage account statement, and you will not be able to vote at the meeting.
     A complete list of our shareholders entitled to vote at the annual meeting will be available for inspection at our executive offices during regular business hours for a period of not less than ten days before the annual meeting.
Voting Your Proxy
     Your vote is important. Whether or not you plan to attend the annual meeting, we urge you to vote your proxy promptly.
     If you are a stockholder of record (that is, you hold shares of PS Business Parks common stock in your own name), you may vote your shares by proxy by completing, signing, dating and returning the enclosed proxy card in the postage-prepaid envelope provided.

     If your shares of PS Business Parks common stock are held by a broker, bank or other nominee in “street name”, you will receive voting instructions (including instructions, if any, on how to vote by telephone or through the Internet) from the record holder that you must follow in order to have your shares voted at the meeting.
     If you hold your shares as a participant in the PS 401(k)/Profit Sharing Plan, your proxy will serve as a voting instruction for the trustee of the plan with respect to the amount of shares of common stock credited to your account as of the record date. If you provide voting instructions via your proxy/instruction card with respect to your shares held in the plan, the trustee will vote those shares of common stock in the manner specified. The trustee will vote any shares for which it does not receive instructions in the same proportion as the shares for which voting instructions have been received, unless the trustee is required by law to exercise its discretion in voting such shares. To allow sufficient time for the trustee to vote your shares, the trustee must receive your voting instructions by April 27, 2007.
     All shares entitled to vote and represented by properly completed proxies received prior to our annual meeting and not revoked, will be voted at our annual meeting as instructed on the proxies. If you do not indicate how your shares should be voted on a matter, the shares represented by your properly completed proxy will be voted as the Board of Directors recommends. The persons designated as proxies reserve full discretion to cast votes for other persons if any of the nominees for director become unavailable to serve.
Revoking Your Proxy
     You may revoke your proxy at any time before it is voted at the annual meeting. To revoke your proxy, you may send a written notice of revocation to the Corporate Secretary at PS Business Parks, Inc., 701 Western Ave., Glendale, CA 91201 before the annual meeting. You may also revoke your proxy by submitting another signed proxy with a later date, or by voting in person at the annual meeting.
Recommendations of the Board of Directors
     If you submit the proxy card but do not indicate your voting instructions, the persons named as proxies on your proxy card will vote in accordance with the recommendations of the Board. The Board recommends that you vote:
•	FOR the election of the nominees for director identified in Proposal 1; and

•	FOR ratification of the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for fiscal year 2007 as discussed in Proposal 2.
Quorum
     The presence at the meeting in person or by proxy of the holders of a majority of the outstanding shares of our common stock is necessary to constitute a quorum for the transaction of business. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining whether a quorum exists.
     A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. If the shareholders present or represented by proxy at the meeting constitute holders of less than a majority of the shares entitled to vote, our meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.
Voting Rights
     Election of Directors: With respect to the election of directors, each holder of common stock on the record date is entitled to cast as many votes as there are directors to be elected multiplied by the number of shares registered in the holder’s name on the record date. The holder may cumulate its votes for directors by casting all of its votes for one candidate or by distributing its votes among as many candidates as it chooses. However, no shareholder shall be entitled to cumulate votes unless the candidate’s name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the annual meeting prior to the voting of the intention to cumulate the shareholder’s votes. The eight candidates who receive the most votes will be elected directors of the Company. A proxy will confer discretionary authority to cumulate votes selectively among the nominees as to which authority to vote has not been withheld.
     Ratification of Independent Auditors: This proposal required the affirmative vote of at least a majority of the votes cast by the holders of common stock. Any shares not voted (whether by abstention or otherwise) will not affect the vote.

Proxy Solicitation Costs
     We will pay the cost of soliciting proxies. In addition to solicitation by mail, certain directors, officers and regular employees of the Company and its affiliates may solicit the return of proxies by telephone, e-mail, personal interview or otherwise. We may also reimburse brokerage firms and other persons representing the beneficial owners of our stock for their reasonable expenses in forwarding proxy solicitation materials to such beneficial owners. The Altman Group of Lyndhurst, New Jersey may be retained to assist us in the solicitation of proxies, for which it would receive fees estimated at $2,500 together with expenses.
CORPORATE GOVERNANCE
Board and Board Committee Meetings
     During 2006, the Board of Directors held seven meetings; the Audit Committee held six meetings; the Compensation Committee held six meetings; and the Nominating/Corporate Governance Committee held four meetings. During 2006, each of the directors attended at least 75% of the meetings held by the Board of Directors or, if a member of a committee of the Board of Directors, held by both the Board of Directors and all committees of the Board of Directors on which he served. Directors are encouraged to attend meetings of shareholders. All of the directors attended the last annual meeting of shareholders.
Committees of the Board of Directors
     Our Board has three standing committees: (1) the Audit Committee; (2) the Compensation Committee; and (3) the Nominating/Corporate Governance Committee. Each of the standing committees operates pursuant to a written charter. The charters for the Audit, Compensation and Nominating/Corporate Governance Committees can be viewed at our website at www.psbusinessparks.com/investor/index.htm and will be provided in print to any shareholder who requests a copy by writing to the Corporate Secretary. All members of the Audit, Compensation and Nominating/Corporate Governance Committees are independent directors under the rules of the American Stock Exchange. In addition, all members of our Audit Committee are independent directors under the rules of the Securities and Exchange Commission (“SEC”) for audit committees.
     Our three standing committees are described below and the committee members are identified in the following table:

		Compensation	Nominating/Corporate
Director	Audit Committee	Committee	Governance Committee
R. Wesley Burns			X

Vern O. Curtis	X

Arthur M. Friedman	X (Chairman)

James H. Kropp		X (Chairman)	X

Michael V. McGee	X	X

Alan K. Pribble	X	X	X (Chairman)

Number of meetings in 2006:	6	6	4

Audit Committee
     The primary functions of the Audit Committee are to assist the Board in fulfilling its responsibilities for oversight of (1) the integrity of the our financial statements, (2) compliance with legal and regulatory requirements, (3) the qualifications, independence and performance of the independent registered public accounting firm, and (4) the scope and results of internal audits, the Company’s internal controls over financial reporting and the performance of the Company’s internal audit function. Among other things, the Audit Committee appoints, evaluates and determines the compensation of the independent registered public accounting firm; reviews and approves the scope of the annual audit, the audit fee and the financial statements; prepares the Audit Committee report for inclusion in the annual proxy statement; and annually reviews its charter and performance. The Audit Committee is comprised of four independent directors, Arthur M. Friedman (Chairman), Vern O. Curtis, Michael V. McGee, and Alan K. Pribble. The Board has determined that each member of the Audit Committee meets the financial literacy and independence standards of the American Stock Exchange rules. The Board has also determined that the Chairman of the Audit committee, Arthur M. Friedman, qualifies as an audit committee financial expert within the meaning of the rules of the Securities and Exchange Commission and the American Stock Exchange.
Compensation Committee
     The primary functions of the Compensation Committee as set forth in its charter are to (1) determine, either as a committee or together with other independent directors, the compensation of the Company’s chief executive officer, (2) determine the compensation of other executive officers, (3) administer the Company’s equity and executive officer incentive compensation plans, (4) review and discuss with management the Compensation Discussion and Analysis (CD&A) to be included in the proxy statement and incorporated by reference into the Annual Report on Form 10-K and to recommend to the Board inclusion of the CD&A in the Form 10-K and proxy statement, (5) provide a description of the processes and procedures for the consideration and determination of executive compensation for inclusion in the Company’s annual proxy statement, (6) produce the Compensation Committee Report for inclusion in the annual proxy statement, and (7) evaluate its performance annually.
     As required by the charter, during 2006, the Compensation Committee made all compensation decisions for our executive officers, including the Named Executive Officers set forth in the Summary Compensation Table below. The Compensation Committee is comprised of three directors, James H. Kropp (Chairman), Michael V. McGee and Alan K. Pribble. The Board of Directors has determined that each member of the Compensation Committee is independent under the rules of the American Stock Exchange. The Compensation Committee has the authority to retain outside compensation consultants for advice, but historically, has not done so, relying instead on surveys of publicly-available information with respect to senior executive compensation at similar companies.
     Our chief executive officer may be invited to attend all or a portion of a meeting of the Compensation Committee, depending on the nature of the agenda items. The chief executive officer does not vote on items before the Compensation Committee. However, the Compensation Committee and the Board solicit the view of the chief executive officer on compensation matters, particularly as they relate to the compensation of executive officers reporting to the chief executive officer, including the other Named Executive Officers. In addition, the Compensation Committee solicits the views of the Chairman of the Board and other Board members, particularly with respect to compensation of the chief executive officer.
Nominating/Corporate Governance Committee
     The primary functions of the Nominating/Corporate Governance Committee are (1) to identify, evaluate and make recommendations to the Board for director nominees for each annual shareholder meeting or to fill any vacancy on the Board, (2) to develop a set of corporate governance principles applicable to the Company and to review and assess the adequacy of those guidelines on an ongoing basis and recommend any changes to the Board, and (3) to oversee the annual Board assessment of Board performance. The Nominating/Corporate Governance Committee will consider properly submitted shareholder nominations for candidates for the Board. See “Consideration of Candidates for Director” below. Other duties and responsibilities include periodically reviewing the structure, size, composition and operation of the Board and each Board committee, recommending assignments of directors to Board committees, conducting a preliminary review of director independence, overseeing director orientation and annually evaluating its charter and performance.
     The Nominating/Corporate Governance Committee is comprised of three directors, Alan K. Pribble (Chairman), James H. Kropp and R. Wesley Burns. The Board has determined that each member of the committee is independent under the rules of the American Stock Exchange.

Director Independence
     The Board of Directors has determined that (1) each of the Company’s directors, other than Ronald L. Havner, Jr., Joseph D. Russell, Jr. and Harvey Lenkin, and (2) each member of the Audit Committee, the Compensation Committee and the Nominating/Corporate Governance Committee has no material relationship with the Company and qualifies as “independent,” as defined in the rules of the American Stock Exchange. The Company’s independent directors meet without the presence of the non-independent directors and management. These meetings are held at least annually and more often upon the request of any independent director.
Compensation of Directors
     The Compensation Committee of the Board is responsible for periodically reviewing the Company’s non-employee director compensation. In addition, the Company’s 2003 Stock Option and Incentive Plan, approved by shareholders in 2003, provides for automatic grants of stock options to non-employee directors on the date of each annual meeting, as well as an initial grant for new non-employee Board members.
     In July 2006, after completing a review of the compensation practices at comparable companies, the Compensation Committee recommended, and the Board approved, an increase in the cash compensation for non-employee directors effective on October 1, 2006. Each non-employee director is currently entitled to receive the following compensation:
•	An annual retainer of $25,000 paid quarterly;

•	A Board meeting fee of $1,000 for each meeting attended in person and $500 for each telephonic meeting;

•	A Board Committee fee of $1,000 for each meeting attended in person and $500 for each telephonic meeting;

•	The Chairman of the Audit Committee also receives an additional annual fee of $10,000 and the Chairman of each of the Compensation and Nominating/Corporate Governance Committees receive an additional fee of $5,000; and

•	Pursuant to the terms of the 2003 Stock Option and Incentive Plan, a stock option grant after each annual meeting to acquire 2,000 shares of common stock of the company, which vests in five equal annual installments beginning one year from the date of grant, subject to continued service on the Board.
     In addition, under the 2003 Stock Option and Incentive Plan, each new non-employee director is, upon the date of his or her initial election by the Board or the shareholders to serve as a non-employee director, automatically granted a non-qualified option to purchase 10,000 shares of common stock that vests in five equal annual installments beginning one year from the date of grant, subject to continued service. The Company’s policy is also to reimburse directors for reasonable expenses relating to their service as a director.
     Retirement Stock Grants. Each non-employee director of the Company receives, upon retirement as a director of the Company, 1,000 shares of fully-vested common stock for each full year of service as a non-employee director of the Company up to a maximum of 5,000 shares. At December 31, 2006, Messrs. Curtis, Friedman, Kropp, Lenkin and Pribble were each entitled to receive 5,000 fully-vested shares of common stock upon retirement; Mr. Havner was entitled to receive 3,000 shares; and Mr. Burns was entitled to receive 1,000 shares. As of December 31, 2006, the value of each award of 5,000 shares was $353,550; the value of 3,000 shares was $212,130; and 1,000 shares was $70,710 based on the closing price of our common stock on December 29, 2006, the last trading date before year-end.

     The following table presents the compensation provided by the Company to its non-employee directors (which does not include Joseph D. Russell, Jr.) for fiscal year ended December 31, 2006.
Director Compensation Table

	Fees Earned
	or Paid in	Stock	Option
Name (a)	Cash	Awards (c)	Awards (d)	Total
R. Wesley Burns	$30,750	$41,400	$15,823	$87,973
Vern O. Curtis	$32,250	—	$9,239	$41,489
Arthur M. Friedman	$36,625	—	$9,239	$45,864
James H. Kropp	$36,000	—	$9,239	$45,239
Harvey Lenkin	$26,750	—	$4,299	$31,049
Michael V. McGee (b)	$10,250	$25,021	$9,892	$45,163
Alan K. Pribble	$39,500	—	$9,239	$48,739

(a)	Ronald L. Havner, Jr., Chairman, and Joseph D. Russell, Jr. are also directors; however, each received no compensation for service as a director during 2006. Mr. Russell’s compensation as Chief Executive Officer and President is set forth below beginning on page 14.

(b)	Mr. McGee was appointed as a director on August 24, 2006 and his annual retainer was pro-rated for periods of service. In addition, as provided for in the 2003 Stock Option and Incentive Plan, he received an automatic grant of a new non-employee director stock option award to acquire 10,000 shares of the Company’s common stock, which vests in five equal annual installments, subject to continued service.

(c)	Stock awards reflect expense incurred in 2006 related to retirement share awards described above for directors with awards not yet fully vested. Amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with FAS 123(R), disregarding estimates relating to forfeitures due to service-based vesting conditions, which may include amounts from awards vesting in and before 2006.

(d)	Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with FAS 123(R), disregarding estimates relating to forfeitures due to service-based vesting conditions, which includes amounts from awards granted in and before 2006. As of December 31, 2006, each director as of such date had the following number of options outstanding: R. Wesley Burns: 12,000; Vern O. Curtis: 5,600; Arthur M. Friedman: 17,000; Ronald L. Havner, Jr.: 125,036; James H. Kropp: 17,000; Harvey Lenkin: 8,000; Michael V. McGee: 10,000; Alan K. Pribble: 9,000; Joseph D. Russell, Jr.: 150,000. In addition, following the 2006 Annual Meeting of Shareholders, each director (other than Messrs. Havner, Russell and McGee) received a stock option grant for 2,000 shares with a fair value in accordance with FAS 123(R) of $20,120. Mr. McGee joined the Board as of August 24, 2006 and received an initial stock option grant for 10,000 shares. The FAS 123(R) value of Mr. McGee’s grant as of such date was $118,700. Assumptions used in the calculation of these amounts are included in Note 10 to the Company’s audited financial statements for the fiscal year ended on December 31, 2006, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2007.

Compensation Committee Interlocks and Insider Participation
     The Compensation Committee is comprised of James H. Kropp (Chairman), Michael V. McGee and Alan K. Pribble, none of whom has ever been an employee of the Company. No member of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of SEC Regulation S-K. No executive officer of PS Business Parks serves on the compensation committee or board of directors of any other entity which has an executive officer who also serves on the Compensation Committee or Board of Directors of PS Business Parks at any time during 2006.
     Messrs. Havner, Lenkin and Russell are present or former officers of the Company and are members of the Board.
Consideration of Candidates for Director
     Shareholder recommendations. The policy of the Nominating/Corporate Governance Committee to consider properly submitted shareholder recommendations for candidates for membership on the Board is described below under “Identifying and Evaluating Nominees for Directors.” Under this policy, shareholder recommendations may only be submitted by a shareholder entitled to submit shareholder proposals under the SEC rules. Any shareholder recommendations proposed for consideration by the Nominating/Corporate Governance Committee should include the nominee’s name and qualifications for Board membership, including the information required under Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and should be addressed to: Edward A. Stokx, Secretary, PS Business Parks, Inc., 701 Western Avenue, Glendale, California 91201. Recommendations should be submitted in the time frame described in this Proxy Statement under “Deadlines for Receipt of Shareholder Proposals for Consideration at 2008 Annual Meeting” on page 24.
     Director Qualifications. Members of the Board should have high professional and personal ethics and values. They should have broad experience at the policy-making level in business or other relevant experience. They should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interests of all shareholders. Directors are expected, within three years of election, to own at least $100,000 of common stock of the Company.
     Identifying and Evaluating Nominees for Directors. The Nominating/Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for directors. The Nominating/Corporate Governance Committee periodically assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating/Corporate Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating/Corporate Governance Committee through current Board members, professional search firms, shareholders or other persons. These candidates will be evaluated at meetings of the Nominating/Corporate Governance Committee and may be considered at any point during the year. As described above, the Nominating/Corporate Governance Committee intends to consider properly submitted shareholder nominations for candidates for the Board. Following verification of the shareholder status of persons proposing candidates, recommendations will be aggregated and considered by the Nominating/Corporate Governance Committee prior to the issuance of the proxy statement for the annual meeting. If any materials are provided by a shareholder in connection with the recommendation of a director candidate, such materials will be forwarded to the Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee also anticipates reviewing materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a shareholder. In evaluating such recommendations, the Nominating/Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board.
     All of the nominees for election to the Board this year were elected to the Board at last year’s annual meeting of shareholders except for Michael V. McGee, who was appointed to the Board effective August 24, 2006.

Communications with the Board of Directors
     The Company provides a process by which shareholders and interested parties may communicate with the Board of Directors. Any shareholder communication to the Board should be addressed to: Board of Directors, c/o Edward A. Stokx, Secretary, PS Business Parks, Inc., 701 Western Avenue, Glendale, California 91201.
     Communications that are intended for a specified individual director or group of directors should be addressed to the director(s) c/o Secretary at the above address and all such communications received will be forwarded to the designated director(s).
Business Conduct Standards and Code of Ethics
     The Board of Directors has adopted a code of Business Conduct Standards, applicable to directors, officers, and employees, and a Directors’ Code of Ethics. The Board has also adopted a Code of Ethics for its senior financial officers. The Code of Ethics for senior financial officers covers those persons serving as the Company’s principal executive officer, principal financial officer and principal accounting officer, currently Joseph D. Russell, Jr. and Edward A. Stokx, respectively. The Company’s Business Conduct Standards, the Directors’ Code of Ethics and the Code of Ethics for senior financial officers are available on the Company’s website, www.psbusinessparks.com or, upon written request, to the Company’s Investor Services Department, 701 Western Avenue, Glendale, California 91201.
PROPOSAL 1
ELECTION OF DIRECTORS
Nominees for Director
     Eight of the nine members of the Board of Directors elected at the 2006 annual meeting are standing for re-election for a term expiring at the 2007 annual meeting of shareholders or until their successors have been duly elected and qualified, or their earlier death, removal or resignation. Vern O. Curtis has announced his intention to retire from the Board on April 30, 2007. Mr. Curtis has been a director of PS Business Parks since the Company’s inception in 1990. We greatly appreciate the wisdom, insight and business judgment Mr. Curtis has provided during his many years of service on the Board.
     Pursuant to its authority in the Company’s by-laws, the Board has set the number of directors at eight, effective with the conclusion of the 2007 Annual Meeting. Each of the individuals nominated for election at the Annual Meeting has been approved by the Company’s Nominating/Corporate Governance Committee and by a majority of the independent directors of the Company. We believe that each nominee for election as a director will be able to serve if elected. If any nominee is not able to serve, proxies may be voted in favor of the remainder of those nominated and may be voted for substitute nominees, if designated by the Board.
     Set forth below is information concerning each of the nominees for director:
     Ronald L. Havner, Jr., age 49, has served as Vice-Chairman, Chief Executive Officer and a director of Public Storage, Inc., an affiliate of the Company, since November 2002 and as President since July 1, 2005. He has been Chairman of the Company since March 1998 and was Chief Executive Officer of the Company from March 1998 until August 2003. He is also a member of the Board of Governors and the Executive Committee of the National Association of Real Estate Investment Trusts, Inc. (NAREIT) and a director of UnionBanCal Corporation and Pac Van, Inc.

     Joseph D. Russell, Jr., age 47, has been Chief Executive Officer and a director of the Company since August 2003 and President of the Company since September 2002. Before joining the Company, Mr. Russell had been employed by Spieker Properties and its predessor for more than ten years, becoming an officer of Spieker Properties when it became a publicly held REIT in 1993. When Spieker Properties merged with Equity Office Properties Trust in 2001, Mr. Russell was President of Spieker Properties’ Silicon Valley Region. Mr. Russell has also been a member of the Board and past President of the Silicon Valley Chapter of the National Association of Industrial and Office Properties.
     R. Wesley Burns, age 47, is a member of the Nominating/Corporate Governance Committee and became a director of the Company in May 2005. Mr. Burns serves as a Consulting Managing Director at PIMCO, an investment advisory firm with assets under management currently in excess of $675 billion. Mr. Burns is also a Trustee of the PIMCO Funds and the PIMCO Variable Insurance Trust, open-end mutual fund companies, a Director and Chairman of the Board of the PIMCO Strategic Global Government Fund, Inc. and a Director of PIMCO Commercial Mortgage Securities Trust, closed-end funds listed on the New York Stock Exchange. During the past five years, Mr. Burns formerly served as a Managing Director of PIMCO, President of the PIMCO Funds, and Director of the PIMCO Funds: Global Investor Series, a mutual fund company registered in Dublin, Ireland.
     Arthur M. Friedman, age 71, is Chairman of the Audit Committee and became a director of the Company in March 1998. Mr. Friedman, a certified public accountant, has been an independent business and tax consultant since September 1995. He was a partner of Arthur Andersen from 1968 until August 1995. During his 38-year career in public accounting, he specialized in tax consultation. He was a member of the Andersen Board of Partners from 1980-1988.
     James H. Kropp, age 58, is Chairman of the Compensation Committee and a member of the Nominating/Corporate Governance Committee and became a director of the Company in March 1998. Mr. Kropp is Senior Vice President-Investments of Gazit Group USA, Inc., a real estate investor, beginning in 2006. He served as a managing director of Christopher Weil & Company, Inc. (“CWC”), a securities broker-dealer and registered investment adviser, from April 1995 to 2004 and was portfolio manager for Realty Enterprise Funds from 1998 until 2006. He is a member of the American Institute of Certified Public Accountants and a Trustee of the CNL Funds.
     Harvey Lenkin, age 70, has been a director of the Company since March 1998. Mr. Lenkin was been employed by Public Storage and its predecessor for 27 years. He served as President of Public Storage until his retirement in 2005, and has been a director of Public Storage since November 1991. Mr. Lenkin is a member of the Board of Directors of Paladin Realty Income Properties I, Inc. and of Huntington Memorial Hospital, Pasadena, California and is a former member of the Executive Committee of the Board of Governors of NAREIT.
     Michael V. McGee, age 51, is a member of the Audit and Compensation Committees and became a director of the Company in August 2006. Mr. McGee has been President and CEO of Pardee Homes since 2000. Pardee Homes is the largest wholly-owned subsidiary of Weyerhaeuser Real Estate Company (“WRECO”), a subsidiary of Weyerhaeuser Company. Mr. McGee is also a member of the Board of Directors of HomeAid America, the California Building Industry Foundation Research Advisory Board and the California Business Roundtable.
     Alan K. Pribble, age 64, is Chairman of the Nominating/Corporate Governance Committee and a member of the Audit and Compensation Committees and became a director of the Company in March 1998. Mr. Pribble was employed by Wells Fargo Bank, N.A. for 30 years until June 1997. He was a Senior Vice President of Wells Fargo from 1984 until June 1997 and was an independent business consultant until 1999. In 1992, Mr. Pribble opened a commercial finance division for Wells Fargo and was involved in its operations until June 1997. From 1988 until 1992, he was a Senior Vice President and Regional Manager, and from 1984 until 1988, Mr. Pribble was a Senior Credit Officer, for Wells Fargo.
     Vote Required and Board Recommendation. The eight nominees receiving the greatest number of votes duly cast for their election as directors will be elected.
     Your Board of Directors recommends that you vote “FOR” the election of each nominee named above.

PROPOSAL 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
     The Audit Committee of the Board of Directors has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007.
     The Company’s bylaws do not require that shareholders ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm. The Company is asking its shareholders to ratify this appointment because it believes such a proposal is a matter of good corporate governance. If shareholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP as the Company’s independent registered public accounting firm, but may nevertheless determine to do so. Even if the appointment of Ernst & Young LLP is ratified by the shareholders, the Audit Committee may change the appointment at any time during the year if it determines that a change would be in the best interest of PS Business Parks and its shareholders.
     Representatives from Ernst & Young LLP, which has acted as the independent registered public accounting firm for the Company since the Company’s organization in 1990, will be in attendance at the 2007 annual meeting and will have the opportunity to make a statement if they desire to do so and to respond to any proper questions.
     Required Vote and Board Recommendation. Ratification of the appointment of Ernst & Young LLP requires approval by a majority of the votes represented at the meeting and entitled to vote. For these purposes, an abstention or broker non-vote will not be treated as a vote cast.
     Your Board of Directors recommends that you vote “FOR” the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm.
Fees Billed to the Company by Ernst & Young LLP for 2006 and 2007
     The following table shows the fees billed or expected to be billed to the Company by Ernst & Young for audit and other services provided for fiscal 2006 and 2005:

	2006	2005
Audit Fees (1)	$382,000	$322,000
Audit-Related Fees (2)	53,000	—
Tax Fees (3)	149,000	165,000
All Other Fees	—	—

Total	$584,000	$487,000

(1)	Audit Fees represent fees for professional services provided in connection with the audit of the Company’s annual financial statements and internal control over financial reporting, review of the quarterly financial statements included in the Company’s quarterly reports on Form 10-Q and services in connection with the Company’s registration statements and securities offerings.

(2)	Audit related fees represent professional fees provided in connection with the audit of the Company’s 401K Plan and property acquisition audits.

(3)	During 2006 and 2005, all of the tax services consisted of tax compliance and consulting services.
     Policy to Approve Ernst & Young Services. The Audit Committee has adopted a pre-approval policy relating to services performed by the Company’s independent registered public accounting firm. Under this policy, the Audit Committee of the Company pre-approved all services performed by Ernst & Young LLP during 2006, including those listed below. The Chairman of the Audit Committee has the authority to grant required approvals between meetings of the Audit Committee, provided that any exercise of this authority is presented at the next committee meeting.

AUDIT COMMITTEE REPORT
     The Audit Committee currently consists of four directors, each of whom has been determined by the Board to meet the American Stock Exchange standards for independence and the requirements of the Securities and Exchange Commission for audit committee member independence. The Audit Committee operates under a written charter adopted by the Board of Directors.
     Management is responsible for the Company’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes and necessarily relies on the work and assurances of the Company’s management and of the Company’s independent registered public accounting firm.
     In this context, the Audit Committee has met with management and with Ernst & Young LLP, the Company’s independent registered accounting firm, and has reviewed and discussed with them the audited consolidated financial statements. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee discussed with Ernst & Young LLP matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as modified or supplemented.
     The Company’s independent registered public accounting firm also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence. In addition, the Audit Committee has considered whether the independent registered accounting firm’s provision of non-audit services to the Company is compatible with the firm’s independence.
     During 2006, management documented, tested and evaluated the Company’s system of internal controls over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and regulations of the Securities and Exchange Commission adopted thereunder. The Audit Committee met with representatives of management, the internal auditors, legal counsel and the independent registered public accountants on a regular basis throughout the year to discuss the progress of the process. At the conclusion of this process, the Audit Committee received from management its assessment and report on the effectiveness of the Company’s internal controls over financial reporting. In addition, the Audit Committee received from Ernst & Young LLP its attestation report on management’s assessment and report on the Company’s internal controls over financial reporting. The Audit Committee reviewed and discussed the results of management’s assessment and Ernst & Young’s attestation.
     Based on the foregoing and the Audit Committee’s discussions with management and the independent registered public accounting firm, and review of the representations of management and the report of the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission.
THE AUDIT COMMITTEE
Arthur M. Friedman, Chairman
Vern O. Curtis
Michael V. McGee
Alan K. Pribble
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than 10% of any registered class of the Company’s equity securities to file with the Securities and Exchange Commission (SEC) initial reports (on Form 3) of ownership of the Company’s equity securities and to file subsequent reports (on Form 4 or Form 5) when there are changes in such ownership. The due dates of such reports are established by statute and the rules of the SEC. Based on a review of the reports submitted to the Company and of filings on the SEC’s EDGAR website, the Company believes that all directors and officers made timely reports.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Security Ownership of Certain Beneficial Owners
     The following table sets forth information as of the dates indicated with respect to persons known to the Company to be the beneficial owners of more than 5% of the outstanding shares of the Company’s common stock:

	Shares of Common Stock
	Beneficially Owned
	Number	Percent
Name and Address	of Shares	of Class(1)
Public Storage, Inc. (“PSI”),
PS Texas Holdings, Ltd.,
PS GPT Properties, Inc.
701 Western Avenue,
Glendale, California 91201-2349 (2)	5,418,273	25.4%

Wellington Management Company, LLP
75 State Street
Boston, Massachusetts 02109 (3)	1,590,450	7.5%

Third Avenue Management LLC
622 Third Avenue, 32nd Floor
New York, New York 10017 (4)	1,204,100	5.6%

T. Rowe Price Associates, Inc.
100 E. Pratt Street
Baltimore, Maryland 21202 (5)	1,127,010	5.3%

(1)	The percent of class is calculated using the ownership numbers as of the dates indicated below divided by shares outstanding on March 23, 2007.

(2)	This information is as of March 1, 2007. The reporting persons listed above have filed a joint Schedule 13D, amended as of September 3, 1998. The 5,418,273 shares of common stock beneficially owned by the reporting persons include (i) 5,151,567 shares as to which PSI has sole voting and dispositive power and (ii) 266,706 shares held of record by PS Texas Holdings, Ltd., a Texas limited partnership, as to which (a) PS GPT Properties, Inc., the sole general partner of PS Texas Holdings, Ltd. and a wholly-owned subsidiary of PSI and (b) PSI, share voting and dispositive power.

The 5,418,273 shares of common stock in the above table does not include 7,305,355 units of limited partnership interest in PS Business Parks, L.P. (“Units”) held by PSI and affiliated partnerships which (pursuant to the terms of the agreement of limited partnership of PS Business Parks, L.P.) are redeemable by the holder for cash or, at the Company’s election, for shares of the Company’s common stock on a one-for-one basis. Upon conversion of the Units to common stock, PSI and its affiliated partnerships would own approximately 44.2% of the common stock (based upon the common stock outstanding at March 1, 2007 and assuming such conversion).

(3)	This information is as of December 31, 2006 (except that the percent shown in the table is based on the common stock outstanding at March 1, 2007) as set forth in Amendment No. 3 to Schedule 13G filed February 14, 2007 by Wellington Management Company, LLP, as investment adviser of its clients to report beneficial ownership and shared dispositive powers with respect to 1,560,150 shares of common stock and shared voting power with respect to 1,260,550 shares.

(4)	This information is as of December 30, 2006 (except that the percent shown in the table is based on the common stock outstanding at March 23, 2007) as set forth in Amendment No. 2 to Schedule 13G filed February 14, 2007 by Third Avenue Management LLC reporting beneficial ownership and sole voting power with respect to 1,203,387 shares and sole dispositive power with respect to 1,204,100 shares of common stock.

(5)	This information is as of December 31, 2006 as set forth in Schedule 13G filed February 14, 2007 by T. Rowe Price Associates, Inc. to report sole voting power with respect to 187,610 shares and sole dispositive power with respect to 1,127,010 shares. These securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. (Price Associates) serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

     Security Ownership of Management
     The following table sets forth information as of March 3, 2007 concerning the beneficial ownership of Common Stock of each director of the Company, the Company’s chief executive officer, the chief financial officer and the other three most highly compensated persons who were executive officers of the Company on December 31, 2006 and all directors and executive officers as a group:

	Shares of Common Stock:
	Beneficially Owned (excluding options)(1)
	Shares Subject to Options (2)
Name	Number of Shares		Percent of Class
Ronald L. Havner, Jr.	69,598	(1)(3)	.3%
	125,036	(2)	.6%

	194,634		.9%

Joseph D. Russell, Jr.	5,000	(1)	*
	90,000	(2)	.4%

	95,000		.4%

R. Wesley Burns	2,462	(1)	*
	2,000	(2)	*

	4,462		*

Vern O. Curtis	13,000	(1)	.1%

Arthur M. Friedman	4,500	(1)(5)	*
	11,400	(2)	*

	15,900		.1%

Harvey Lenkin	2,016	(1)(4)	*
	5,200	(2)	*

	7,216		*

James H. Kropp	4,491	(1)	*
	11,400	(2)	*

	15,891		.1%

Michael V. McGee	—		*

Alan K. Pribble	4,124	(1)	*
	3,401	(2)	*

	7,525		*

	Shares of Common Stock:
	Beneficially Owned (excluding options)(1)
	Shares Subject to Options (2)
Name	Number of Shares		Percent of Class
John W. Petersen	474	(1)	*
	20,000	(2)	.1%

	20,474		.1%

Edward A. Stokx	17,000	(2)	.1%

M. Brett Franklin	3,411	(1)	*
	24,500	(2)	.1%

	27,911		.1%

Maria R. Hawthorne	5,737	(1)	*
	28,334	(2)	.1%

	33,071		.1%

All Directors and Executive Officers as a Group (14 persons)	113,813	(1)(3)(4)(5)	.5%
	338,271	(2)	1.6%

	452,084		2.1%

*	Less than 0.1%

(1)	Represents shares of common stock beneficially owned as of March 1, 2007. Except as otherwise indicated and subject to applicable community property and similar statutes, the persons listed as beneficial owners of the shares have sole voting and investment power with respect to such shares. Includes shares credited to the accounts of the executive officers of the Company that are held in the 401(k) Plan. Does not include restricted stock units described in the Grants of Plan-Based Awards Table unless such units would vest within 60 days of February 28, 2007.

(2)	Represents options exercisable within 60 days of February 28, 2007 to purchase shares of common stock.

(3)	Includes 68,598 shares held by Mr. Havner and his spouse as trustees of the Havner Family Trust. Includes 500 shares held by a custodian of an IRA for Mr. Havner’s spouse as to which she has investment power. Does not include shares owned by Public Storage as to which Mr. Havner disclaims beneficial ownership. Mr. Havner is the vice-chairman and chief executive officer of Public Storage. See “Stock Ownership of Certain Beneficial Owners” on page 12.

(4)	Includes 1,800 shares held by Mr. Lenkin and his spouse as trustees of the Lenkin Family Trust. Does not include shares owned by Public Storage as to which Mr. Lenkin disclaims beneficial ownership. Mr. Lenkin is a director of Public Storage. See “Stock Ownership of Certain Beneficial Owners” on page 12.

(5)	Includes 4,000 shares held by Mr. Friedman and his spouse as trustees of the Friedman Family Trust.
EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
          Executive Compensation Philosophy. The Company’s Named Executive Officers receive a mix of cash compensation and long-term equity compensation the Compensation Committee considers appropriate in view of the nature of the Company’s business, individual and corporate performance, competitive levels, and its objective of aligning individual and shareholder interests to maximize the value of shareholders’ investments. In general, the compensation program for Named Executive Officers consists of payment of a base salary and, potentially, annual cash bonus compensation and equity awards of performance-based restricted stock units and, to a more limited extent, stock options to purchase shares of common stock, each of which vests upon continued service. Annual and long-term incentive compensation for Named Executive Officers is designed to reward achievement of company-wide performance goals by tying awards primarily to financial objectives such as growth in Net Asset Value (NAV), net operating income (NOI) and the achievement of targeted levels of property-level returns after transactional capitalized expenditures, as well as other corporate objectives.
          The Compensation Committee made all compensation decisions for Named Executive Officers in 2006. For more information on the Compensation Committee and its responsibilities, see “Corporate Governance—Compensation Committee” on page 4 above.

          Role of Executive Officers. The chief executive officer may be invited to attend all or a portion of a meeting of the Compensation Committee, depending on the nature of the agenda items. The chief executive officer does not vote on items before the Compensation Committee. However, the Compensation Committee and the Board solicit the view of the chief executive officer on compensation matters, particularly as they relate to the compensation of the other Named Executive Officers, who report to the chief executive officer. In addition, the Compensation Committee solicits the views of the Chairman of the Board and other Board members, particularly with respect to compensation of the chief executive officer.
          Compensation Surveys. Each component of compensation for the Named Executive Officers—salary, annual cash bonus and equity compensation—is based generally on market compensation rates and each individual’s role and responsibilities and corporate and individual achievements. For the Named Executive Officers, the Compensation Committee primarily determines market compensation rates by reviewing public disclosures of compensation paid to senior executive officers at other office and industrial companies with a total market capitalization of between $1 billion and $6 billion the Compensation Committee deems comparable (the “Compensation Survey Companies”). In 2006, the Compensation Survey Companies were:
•	Alexandria Real Estate Equities;

•	Brandywine Realty Trust;

•	Corporate Office Properties, Inc.;

•	First Industrial Realty Trust;

•	Glenborough Realty Trust;

•	Kilroy Realty Trust;

•	Liberty Realty Trust;

•	Mack Cali Realty; and

•	Parkway Properties Trust.
          The Compensation Committee also bases its payment of base salary and annual bonuses for senior executive officers on corporate, business unit and individual performance. In establishing individual bonuses for senior executives, the Compensation Committee considers primarily growth in NOI and the achievement of targeted levels of property-level returns after transactional capitalized expenditures, and other financial and corporate objectives, together with the executive officer’s contribution to the Company’s growth and profitability generally, as well as compensation paid to executive officers, including the chief executive officer, at the Compensation Survey Companies.
          Elements of Compensation.
          Base Salaries. Base salaries provide a base level of monthly income for Named Executive Officers. The Compensation Committee establishes base salaries at a level so that a significant portion of the total cash compensation such executives can earn is performance-based and pursuant to the performance-based annual cash incentive program. Base salaries are set at levels competitive with the salaries for individuals with comparable experience and responsibilities at the Compensation Survey Companies and/or competitive conditions in the local market as applicable. In general, the Compensation Committee reviews base salaries of executive officers annually. In July of 2006, the Compensation Committee reviewed Mr. Russell’s salary as compared to salaries of chief executive officers at the Compensation Survey Companies and considered his individual responsibilities and performance. Following its review, the Compensation Committee increased Mr. Russell’s annual base salary to $425,000. In March 2007, the Compensation Committee completed a similar review, including the recommendations of the chief executive officer, with respect to base salaries for each of the Company’s other Named Executive Officers. As a result of its review, the Compensation Committee increased base salaries for Mr. Petersen to $300,000; Mr. Stokx to $225,000; Mr. Franklin to $175,000 and Ms. Hawthorne to $200,000.
          Bonuses. Annual incentive bonuses are intended to compensate executive officers for achieving shorter-term financial and operational goals and individual performance objectives. These objectives may vary depending on the individual officer and his or her responsibilities, but generally relate to financial factors, primarily growth in NOI and the maintenance of targeted levels of property-level returns after transactional capitalized expenditures, and achievement of other corporate operational and financial goals. In addition, Named Executive Officers other than the Chief Executive Officer and Chief Financial Officer are eligible to receive additional bonus amounts based on achievement of performance targets for the Company’s seasoned acquired properties under a deferred acquisition bonus program. The annual cash bonus for executive officers is paid in an amount reviewed and approved by the Compensation Committee and ordinarily is paid in a single installment in the first quarter following the completion of a given fiscal year.

          In March 2007, based on achievement of the annual cash incentive compensation targets set in 2006, the Compensation Committee awarded cash bonuses to the Named Executive Officers as set forth in the Summary Compensation Table on page 18. The Compensation Committee also considered the appropriate performance targets for 2007 annual cash incentive compensation for Mr. Russell and the other Named Executive Officers. The Compensation Committee determined that each Named Executive Officer would be eligible for a bonus based on achieving (1) targeted growth in NOI, (2) targeted levels of property level returns after transactional capitalized expenditures and (3) divisional and individual goals, including metrics such as tenant retention and staff retention. In addition, the Compensation Committee established the targets related to achievement of goals for seasoned acquired properties under the deferred acquisition bonus program for Named Executive Officers, other than Messrs. Russell and Stokx. The Committee believes these goals, while challenging, are achievable.
          Equity-Based Compensation. The Compensation Committee believes that the Named Executive Officers should have an incentive to improve the Company’s performance by having an ongoing stake in the success of the Company’s business. The Compensation Committee seeks to create this short and long-term incentive by granting executive officers various forms of equity in the Company, primarily performance-based restricted stock or units, but also potentially including stock options. Grants of options, restricted stock units and restricted stock, as applicable, to executive officers are made under the Company’s 2003 Stock Option and Incentive Plan.
          In 2005, the Compensation Committee considered, among other things, optimal guidelines for long-term incentive equity awards for the Named Executive Officers to link a portion of their compensation to achievement of long-term goals of the Company and to provide an incentive for continued employment. Following extensive consideration of the appropriate performance metrics, the Committee approved guidelines for a senior executive long-term incentive equity award program. The guidelines are designed to incentivize and reward senior management for long-term share value creation. The guidelines provide for potential equity awards to Named Executive Officers, which are determined based on growth in “total return,” defined to be growth in NAV per share, internally calculated, together with dividend yields, that exceeds growth rates specified in the program.
          The senior executive long-term equity incentive program contemplates awards in two parts. The first provides for annual awards based on increases in annual total return during each of 2005, 2006, 2007 and 2008, with the awards to be determined and issued by the Committee early the following year. The second contemplates an award in 2009 based on total return over the four-year period January 1, 2005 through December 31, 2008. Annual awards take the form of restricted stock units that vest in equal annual installments over three years and require required continued service. Upon vesting, each unit would be converted into one share of the Company’s common stock. Awards for the four-year performance period, if any, would be of fully-vested common stock. Recipients are required to retain at least 20% of the total amount of common stock awarded under the program and vested while employed by the Company. The Compensation Committee also determined that no stock options or restricted stock or units would be awarded to the current Named Executive Officers before December 31, 2008, other than as set forth in the program guidelines. The program guidelines do not provide for any grants of stock options to the current Named Executive Officers.
          Stock Options
          Stock options are granted with an exercise price of not less than 100% of the fair market value of our common stock on the date of grant so that the executive officer may not profit from the option unless the stock price increases. Options granted by the Compensation Committee also are designed to help us retain executive officers in that options are not exercisable at the time of grant, vest over a number of years and achieve their maximum value only if the stock price increases and the executive remains in the Company’s employ for a period of time, typically five years. With respect to grants of stock options to the Named Executive Officers, the Compensation Committee determines award levels based on an individual’s responsibilities and performance and also considers equity awards at the Compensation Survey Companies. In 2006, the Compensation Committee made no awards of stock options to the Named Executive Officers. As discussed above, under the senior executive long-term equity incentive program, the Compensation Committee does not intend to award stock options to any of the current Named Executive Officers before January 1, 2009.
          Performance-Based Restricted Stock Units and Restricted Stock
          Restricted stock or units increase in value as the value of the Company’s common stock increases, and vest over time provided that the executive officer remains in the employ of the Company. Accordingly, awards of restricted stock or units serve the Committee’s objective of retaining Company executive officers and other employees and motivating them to advance the interests of the Company and its shareholders.

          As discussed above in Equity-Based Compensation, in 2005, the Compensation Committee set goals for annual awards of restricted stock units to Named Executive Officers based generally on achievement of designated levels of increases in the Company’s NAV. In March 2006, the Compensation Committee reviewed performance of the Company against the 2005 performance targets and awarded the restricted stock units set forth in the Grants of Plan-Based Awards Table on page 19. Similarly, in March 2007, the Compensation Committee considered 2006 performance against the targeted increase in NAV provided in the senior management long-term equity incentive program. As a result of its review, the Compensation Committee awarded 9,000 restricted stock units to Mr. Russell; 4,500 restricted stock units to Mr. Petersen; 3,500 restricted stock units to Mr. Stokx; 3,000 restricted stock units to Mr. Franklin; and 3,000 restricted stock units to Ms. Hawthorne. All annual awards of restricted stock units awarded under the program vest in equal annual installments over three years and require continued employment.
          Equity Grant Practices
          Equity grants, including grants of restricted stock or units or stock options, to all executive officers, including Named Executive Officers, must be approved by the Compensation Committee. These grants occur only at meetings of the Compensation Committee (including telephonic meetings) and such grants are made effective as of the date of the meeting or a future date if appropriate (such as in the case of a new hire). Equity awards are not timed in coordination with the release of material non-public information. The exercise price of all options granted is equal to the closing market price of our common stock on the date of grant.
          Named Executive Officers may receive stock options, restricted stock units or a mix based on the determination of the Compensation Committee. In general, the Compensation Committee considers equity awards for executive officers in connection with their annual performance review.
          Equity awards, including grants of stock options, to employees who are not executive officers, may also be made by the Equity Awards Committee of the Board, which consists of two directors appointed by the Board, pursuant to the terms of the 2003 Stock Option and Incentive Plan and the authorization of the Board. The Equity Awards Committee acts after consideration of management’s recommendations. Equity grants to such employees may be made at other times during the year, but are not timed in coordination with the release of material non-public information.
          Tax & Accounting Considerations—Code Section 162(m). Section 162(m) of the Code imposes a $1,000,000 limit on the annual deduction that may be claimed for compensation paid to each of the chief executive officer and four other highest paid employees of a publicly-held corporation. Certain performance-based compensation awarded under a plan approved by shareholders is excluded from that limitation, as is certain compensation paid by a partnership, such as P.S. Business Parks, L.P. (the “Operating Partnership”). While the Company does not believe that the provisions of Section 162(m) should apply to compensation for its Named Executive Officers, who are employees of the Operating Partnership, in 2006, the Company’s shareholders approved the Company’s Performance-Based Plan, which is designed to permit the Compensation Committee to make awards that qualify for deduction as performance-based compensation consistent with the requirements of Section 162(m). While the Compensation Committee considers the tax deductibility of compensation, the Committee may approve compensation that may not qualify for deductibility in circumstances it deems appropriate.
REPORT OF THE COMPENSATION COMMITTEE
          The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management required by Item 402(b) of Regulation S-K. Based on this review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and proxy statement on Schedule 14A.
THE COMPENSATION COMMITTEE
     James H. Kropp (Chairman)
     Michael V. McGee
     Alan K. Pribble
Compensation of Executive Officers
     The following table sets forth certain information concerning the annual and long-term compensation paid the Company’s principal executive officer, principal financial officer, and the three other most highly compensated persons who were executive officers of the Company on December 31, 2006 (the “Named Executive Officers”) for 2006.

SUMMARY COMPENSATION TABLE

					Non-Equity
					Incentive
			Stock	Option	Plan	All Other
Name and			Awards	Awards	Compensa-	Compensa-
Principal Position	Year	Salary	($)(1)	($)(2)	tion ($)(3)	tion (4)(5)	Total($)
Joseph D. Russell, Jr., President and Chief Executive Officer	2006	$381,250	$714,419	$152,697	$388,238	$29,680	$1,666,284

John W. Petersen, Executive Vice President and Chief Operating Officer	2006	$225,000	$340,692	$73,800	$241,926	$15,818	$897,236

Edward A. Stokx, Executive Vice President and Chief Financial Officer	2006	$198,750	$261,551	$43,017	$137,000	$14,310	$654,628

M. Brett Franklin, Senior Vice President, Acquisitions and Dispositions	2006	$166,250	$248,794	$14,963	$224,927	$17,558	$672,492

Maria R. Hawthorne, Senior Vice President, East Coast	2006	$187,500	$261,717	$21,245	$171,562	$19,182	$661,206

(1)	The amounts for stock awards reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R), disregarding estimates relating to forfeitures due to service-based vesting conditions, which may include amounts from awards granted in and before 2006 and includes potential awards under the senior management long-term incentive program (restricted stock unit awards, as described in the Compensation Discussion and Analysis – Elements of Compensation – Equity-Based Compensation). Assumptions used in the calculation of these amounts are included in Note 10 to the Company’s audited financial statements for the fiscal year ended December 31, 2006, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2007.

(2)	The amounts for stock option awards reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R), disregarding estimates relating to forfeitures due to service-based vesting conditions, which may include amounts from awards granted in and before 2006. Assumptions used in the calculation of these amounts are included in Note 10 to the Company’s audited financial statements for the fiscal year ended December 31, 2006, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2007.

(3)	Includes payments pursuant to the Company’s annual incentive award program and includes amounts paid under the deferred acquisition bonus program for Messrs. Petersen and Franklin and Ms. Hawthorne discussed in the Compensation Discussion and Analysis on page 15.

(4)	In accordance with SEC rules, other compensation in the form of perquisites and personal benefits has been omitted in those instances where the aggregate of such perquisites and personal benefits did not exceed $10,000 for the Named Executive Officer for such year.

     (5) All Other Compensation consists of (1) Company contributions to the 401(k) Plan (4% of the annual cash compensation up to a maximum of $8,800 in 2006) and (2) dividend equivalent payments based on ownership of restricted stock units:

Name	Company Contributions To 401(k) Plan	Dividends Paid On Stock Awards
Joseph D. Russell, Jr.	$8,800	$20,880

John W. Petersen	$8,800	$7,018

Edward A. Stokx	$8,800	$5,510

M. Brett Franklin	$8,800	$8,758

Maria R. Hawthorne	$8,800	$10,382
          The following table sets forth certain information relating to grants of plan-based awards to the Named Executive Officers during 2006.
GRANTS OF PLAN-BASED AWARDS

		Estimated Possible Payouts Under Non-Equity			Estimated Possible Payouts Under Equity Incentive			Grant Date Fair
		Incentive Plan Awards			Plan Awards (1)			Value of Stock and
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Option Awards ($)(2)
Joseph R. Russell, Jr.				$388,238
	3-27-06					4,500		$245,700

John W. Petersen				$241,962
	3-27-06					2,250		$122,850

Edward A. Stokx				$137,000
	3-27-06					1,750		$95,550

M. Brett Franklin				$224,927
	3-27-06					1,500		$81,900

Maria R. Hawthorne				$171,562
	3-27-06					1,500		$81,900

(1)	Amounts represent awards of restricted stock units made pursuant to the Company’s performance-based long-term incentive compensation program approved by the Compensation Committee in 2005 and are granted under the 2003 Stock Option and Incentive Plan. For a discussion of this program, including the performance-based criteria applicable to these awards, see the Compensation Discussion and Analysis – Elements of Compensation – Equity -Based Compensation. All awards were made pursuant to the 2003 Plan. The restricted stock units vest, based on continued service, in three equal annual installments beginning one year from the date of award. Thus, while the number of shares is not subject to change based on performance, they are subject to forfeiture based on continued service.

(2)	Amount represents the full grant date fair value of the restricted stock unit awards calculated by multiplying the closing price for common stock on the date of grant times the number of units awarded.

          The following table sets forth certain information concerning outstanding equity awards held by the Named Executive Officers at December 31, 2006.
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards				Stock Awards
						Market
					Number of	Value of
	Number of	Number of			Shares or	Shares or
	Securities	Securities			Units of	Units of
	Underlying	Underlying			Stock that	Stock That
	Unexercised	Unexercised	Option	Option	Have Not	Have Not
	Options (#)	Options (#)	Exercise	Expiration	Vested	Vested ($)
Name	Exercisable	Unexercisable (2)	Price ($)	Date	(#)(3)	(1)
Joseph D. Russell, Jr.	80,000	20,000	$34.34	9-9-2012	16,500	$1,166,715
	10,000	40,000	$43.75	8-5-2015

John W. Petersen	20,000	30,000	$45.51	12-1-2014	5,450	$385,370

Edward A. Stokx	17,000	18,000	$40.30	12/15/2013	4,750	$335,873

M. Brett Franklin	2,500	—	$26.21	9-25-2010	7,100	$502,041
	10,000	—	$26.71	9-21-2011
	9,000	6,000	$31.66	1-10-2013

Maria R. Hawthorne	8,334	—	$26.71	9-21-2011	8,600	$608,106
	15,000	10,000	$31.66	1-10-2013

(1)	Assumes a price of $70.71 per share, the closing price for common stock on the American Stock Exchange on December 29, 2006.

(2)	Vesting Dates for each outstanding unvested option grant are listed in the table below by expiration date:

Expiration Date	Vesting Date(s)
1-10-13	1-10-07; 1-10-08
12-15-13	12-15-07; 12-15-08
12-1-14	12-1-07; 12-1-08; 12-1-09
8-5-15	8-5-07; 8-5-08; 8-5-09; 8-5-10
(3)	Vesting dates for each outstanding unvested stock award are as follows:

Name	Grant Date	Vesting Date(s)
Joseph D. Russell, Jr.	7-1-04 3-27-06	7-1-07; 7-1-08; 7-1-09; 7-1-10 3-27-08; 3-27-09

John W. Petersen	12-1-04 3-27-06	12-1-07; 12-1-08; 12-1-09; 12-1-10 3-27-08; 3-27-09

Edward A. Stokx	3-28-05 3-27-06	3-28-07; 3-28-08; 3-28-09; 3-28-10; 3-28-11 3-27-08; 3-27-09

M. Brett Franklin	4-1-02 1-10-03 6-14-04 3-28-05 3-27-06	4-1-07 1-10-07; 1-10-08; 1-10-09 6-14-07; 6-14-08; 6-14-09; 6-14-10 3-28-07; 3-28-08; 3-28-09; 3-28-10; 3-28-11 3-27-07; 3-27-08; 3-27-08

Maria R. Hawthorne	2-19-02 1-10-03 3-15-04 3-28-05 3-27-06	2-19-07 1-10-07; 1-10-08; 1-10-09 3-15-07; 3-15-08; 3-15-09; 3-15-10 3-28-07; 3-28-08; 3-28-09; 3-28-10; 3-28-11 3-27-07; 3-27-08; 3-27-08

          The following table sets forth certain information concerning outstanding exercises of stock options and vesting of restricted stock units during 2006 for each of the Named Executive Officers.
OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
	Number of Shares	Value Realized on	Number of Shares Acquired	Value Realized on
Name	Acquired on Exercise (#)	Exercise ($) (1)	on Vesting (#)	Vesting ($) (2)
Joseph D. Russell, Jr.	—	—	3,000	$176,040

John W. Petersen	—	—	800	$57,232

Edward A. Stokx	10,000	$304,129	—	—

M. Brett Franklin	—	—	2,200	$118,202

Maria R. Hawthorne	—	—	2,400	$129,060

(1)	Value realized calculated based on the number of shares acquired upon exercise multiplied by the difference between the closing market price of our common stock on the date of exercise and the exercise price of the option.

(2)	Value realized calculated based on the number of shares acquired upon vesting multiplied by the closing market price of our common stock on the date of vesting.
PENSION/NONQUALIFIED DEFERRED COMPENSATION PLANS
We do not maintain a pension plan or deferred compensation plan for any of our employees, including the Named Executive Officer.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL
Payments Upon Termination
We do not have a formal severance or retirement program for payments on termination of employment through voluntary or involuntary termination, other than as specifically set forth in the Company’s Performance-Based Compensation Plan, 2003 Plan, 401(k) Plan, or as required by law. These include:
•	vested stock options following a voluntary termination of employment must be exercised within 30 days following the individual’s last date of employment;

•	amounts contributed under our 401(k) Plan; and

•	accrued and unused vacation pay paid in a lump sum.
Payments Upon Death or Disability
In the event of the death or permanent and total disability of a Named Executive Officer while employed by the Company, pursuant to the 2003 Plan and in addition to the foregoing:
•	All unvested outstanding stock options held by the officer accelerate and vest as of the date of death and may be exercised during the one-year period following the date of death or permanent and total disability, but prior to termination of the option;

•	All outstanding unvested stock options and restricted stock units held by the officer continue to vest and are exercisable during the one-year period following the date of such permanent and total disability, but prior to termination of the option; and

•	The officer will receive payments under the Company’s life insurance program or disability plan, as applicable, similar to all other employees of the Company.

Payments Upon a Change of Control
     The Company’s 2003 Plan provides that upon the occurrence of a “change of control” of the Company:
•	All outstanding unvested restricted stock units and restricted stock grants will vest immediately; and

•	All outstanding unvested stock options vest 15 days before consummation of such a change of control and are exercisable during the 15 day period, with such exercise conditioned upon and effective immediately before consummation of the change of control.
A “change of control” is defined in the 2003 Plan to include generally (a) the dissolution or liquidation of the Company or merger in which the Company does not survive, (b) the sale of substantially all the Company’s assets, or (c) any transaction which results in any person or entity, other than B. Wayne Hughes and members of his family and their affiliates, owning 50% or more of the combined voting power of all classes of our stock. The foregoing provisions do not apply to the extent (1) provision is made in writing in connection with the “change of control” for continuation of the 2003 Plan or substitution of new options, restricted stock and restricted stock units, or (ii) a majority of the Board determines that the “change of control” will not trigger application of the foregoing provisions.
          The following table shows the estimated value of the acceleration of equity awards pursuant to the termination events described above assuming the change of control event occurred as of December 31, 2006.

	Value of vesting of all outstanding	Value of vesting of all outstanding
Name	options (1)	restricted stock units (2)
Joseph D. Russell, Jr.	$4,985,000	$1,166,715

John W. Petersen	$1,260,000	$385,370

Edward A. Stokx	$1,064,350	$335,873

M. Brett Franklin	$1,137,000	$502,041

Maria R. Hawthorne	$1,342,946	$608,106

(1)	Represents the difference between the exercise price of options held by the executive and the market price of the Company’s common stock at the close of trading on the AMEX on December 29, 2006, the last trading day of 2006.

(2)	Represents the number of restricted stock units multiplied by the market price of the Company’s common stock at the close of trading on the AMEX on December 29, 2006.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     Relationship with Public Storage. The properties in which the Company has an equity interest are generally owned by PS Business Parks, L.P. (the “Operating Partnership”). As of March 1, 2007, the Company owned approximately 75% of the Operating Partnership’s common partnership units. The remaining common partnership units were owned by Public Storage. The 7,305,355 units of limited partnership interest in the Operating Partnership held by Public Storage and affiliated partnerships are redeemable (pursuant to the terms of the agreement of limited partnership of PS Business Parks, L.P.) by the holder for cash or, at the Company’s election, for shares of the Company’s common stock on a one-for-one basis. Upon conversion of the units to common stock of the Company, Public Storage and its affiliated partnerships would own 44.5% of the common stock (based upon the common stock outstanding at March 1, 2007 and assuming such conversion).
     Management Agreement with Affiliates. The Operating Partnership operates industrial, retail and office facilities for PSI and partnerships and joint ventures of which Public Storage is a general partner or joint venturer (“Affiliated Entities”) pursuant to a management agreement under which Public Storage and the Affiliated Entities pay to the Operating Partnership a fee of 5% of the gross revenues of the facilities operated for Public Storage and the Affiliated Entities. During 2006, Public Storage and the Affiliated Entities paid fees of $625,000 to the Operating Partnership pursuant to that management agreement. As to facilities directly owned by Public Storage, the management agreement has a seven-year term with the term being automatically extended for one year on each anniversary date (thereby maintaining a seven-year term) unless either party (Public Storage or the Operating Partnership) notifies the other that the management agreement is not being extended, in which case it expires, as to such facilities, on the first anniversary of its then scheduled expiration date. As to facilities owned by the Affiliated Entities, the management agreement may be terminated as to such facilities upon 60 days’ notice by Public Storage (on behalf of the Affiliated Entity) and upon seven years’ notice by the Operating Partnership.
     Cost Sharing Arrangements with Affiliates. Under a cost sharing and administration services agreement, the Company shares the cost of certain administrative services with Public Storage and its affiliates. During 2006, the Company’s share of these costs totaled $320,000.
     Board Members. Ronald L. Havner, Jr., Chairman of the Board, is also Vice Chairman, Chief Executive Officer and President and a director of Public Storage, and Harvey Lenkin, a director of PS Business Parks is also a member of the Board of Directors of Public Storage.

ANNUAL REPORT
     On February 27, 2007, we filed an Annual Report on Form 10-K for the fiscal year ended December 31, 2006 with the Securities and Exchange Commission, together with applicable financial statements. A copy of the Annual Report on Form 10-K with certain exhibits is included in the 2006 Annual Report mailed to shareholders together with this proxy statement. The Annual Report on Form 10-K may also be found on our website, www.psbusinessparks.com. The Company will furnish without charge upon written request of any shareholder another copy of the 2006 Form 10-K, including financial statements and any schedules. Upon written request and payment of a copying charge of 15 cents per page, the Company will also furnish to any shareholder a copy of the exhibits to the Annual Report. Requests should be addressed to: Edward A. Stokx, Secretary, PS Business Parks, Inc., 701 Western Avenue, Glendale, California 91201-2349.
DEADLINES FOR RECEIPT OF SHAREHOLDER PROPOSALS FOR
CONSIDERATION AT 2008 ANNUAL MEETING
     Any proposal that a shareholder wishes to submit for inclusion in the Company’s Proxy Statement for the 2008 Annual Meeting of Shareholders (“2008 Proxy Statement”) pursuant to Rule 14a-8 promulgated under the Exchange Act must be received by the Company no later than December 11, 2007. In addition, notice of any proposal that a shareholder wishes to propose for consideration at the 2008 Annual Meeting of Shareholders, but does not seek to include in the Company’s 2008 Proxy Statement pursuant to Rule 14a-8, must be delivered to the Company no later than February 23, 2008 if the proposing shareholder wishes for the Company to describe the nature of the proposal in its 2008 Proxy Statement as a condition to exercising its discretionary authority to vote proxies on the proposal. Any shareholder proposals or notices submitted to the Company in connection with the 2008 Annual Meeting of Shareholders should be addressed to: Edward A. Stokx, Secretary, PS Business Parks, Inc., 701 Western Avenue, Glendale, California 91201-2349.
OTHER MATTERS
     The management of the Company does not currently intend to bring any other matter before the meeting and knows of no other matters that are likely to come before the meeting. If any other matters properly come before the meeting, the persons named in the accompanying proxy will vote the shares represented by the proxy in accordance with their best judgment on such matters.
     You are urged to vote the accompanying proxy and sign, date and return it in the enclosed stamped envelope at your earliest convenience, whether or not you currently plan to attend the meeting in person.
By Order of the Board of Directors,

Edward A. Stokx, Secretary
Glendale, California
April 3, 2007

PROXY/INSTRUCTION CARD
PS BUSINESS PARKS, INC.
701 Western Avenue
Glendale, California 91201-2349
This Proxy/Instruction Card is Solicited on Behalf of the Board of Directors
     The undersigned, a record holder of Common Stock of PS Business Parks, Inc. and/or a participant in the PS 401(k)/Profit Sharing Plan (the “401(k) Plan”), hereby (i) appoints Ronald L. Havner, Jr. and Joseph D. Russell, Jr., or either of them, with power of substitution, as Proxies, to appear and vote, as designated on the reverse side, all the shares of Common Stock held of record by the undersigned on March 23, 2007, at the Annual Meeting of Shareholders to be held on April 30, 2007 (the “Annual Meeting”), and any adjournments thereof, and/or (ii) authorizes and directs the trustee of the 401(k) Plan (the “Trustee”) to vote or execute proxies to vote, as instructed on the reverse side, all the shares of Common Stock credited to the undersigned’s account under the 401(k) Plan on March 23, 2007, at the Annual Meeting and any adjournments thereof. In their discretion, the Proxies and/or the Trustee are authorized to vote upon such other business as may properly come before the meeting.
     THE PROXIES AND/OR THE TRUSTEE WILL VOTE ALL SHARES OF COMMON STOCK TO WHICH THIS PROXY/INSTRUCTION CARD RELATES, IN THE MANNER DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO COMMON STOCK HELD OF RECORD BY THE UNDERSIGNED, THE PROXIES WILL VOTE SUCH COMMON STOCK FOR THE ELECTION OF ALL NOMINEES LISTED ON THE REVERSE AND IN FAVOR OF PROPOSAL 2. THIS PROXY CONFERS DISCRETIONARY AUTHORITY TO CUMULATE VOTES FOR ANY AND ALL OF THE NOMINEES FOR ELECTION FOR WHICH AUTHORITY TO VOTE HAS NOT BEEN WITHHELD. IF NO DIRECTION IS GIVEN WITH RESPECT TO COMMON STOCK CREDITED TO THE UNDERSIGNED’S ACCOUNT UNDER THE 401(k) PLAN, THE TRUSTEE WILL VOTE SUCH COMMON STOCK IN THE SAME PROPORTION AS SHARES FOR WHICH VOTING INSTRUCTIONS HAVE BEEN RECEIVED, UNLESS REQUIRED BY LAW TO EXERCISE DISCRETION IN VOTING SUCH SHARES.
(continued and to be signed on reverse side)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOW HERE. ☑
1. Election of Directors

	FOR		WITHHELD	NOMINEES:

	ALL		AUTHORITY FOR	°	Ronald L. Havner, Jr

☐	NOMINEES	☐	ALL NOMINEES	°	Joseph D. Russell, Jr.

				°	R. Wesley Burns

☐	FOR ALL EXCEPT (see instructions below)			°	Arthur M. Friedman

				°	James H. Kropp

				°	Harvey Lenkin

				°	Michael V. McGee

				°	Alan K. Pribble
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ·
2.      Ratification of appointment of Ernst & Young LLP, independent registered public accountants, to audit the accounts of PS Business Parks, Inc. for the fiscal year ending December 31, 2007.
☐ FOR ☐ AGAINST ☐ ABSTAIN

3.	Other matters: In their discretion, the Proxies and/or the Trustee are authorized to vote upon such other business as may properly come before the meeting.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐
The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement dated April 3, 2007.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE TO AMERICAN STOCK TRANSFER & TRUST COMPANY, 59 MAIDEN LANE, NEW YORK, NEW YORK 10038.
Signature of Shareholder                                                              Date
Signature of Shareholder                                                              Date
Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.